Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in PRIMEDIA Inc.’s Registration Statements No. 333-97395, No. 333-52280, No. 333-88240 and No. 333-64748 on Form S-8, and Registration Statement No. 333-113741 on Form S-3 of our report dated September 26, 2005 appearing in this Annual Report on Form 11-K of the PRIMEDIA Thrift and Retirement Plan for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

New York, New York
September 26, 2005